Filed Pursuant to Rule 424(b)(5)
Registration No. 333-299700

PROSPECTUS

Up to $200,000,000

Class A Common Stock

We have entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) relating to shares of our Class A common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $200,000,000 from time to time through Jefferies, acting as sales agent.

Shares of our Class A common stock are listed on the Nasdaq Capital Market under the symbol “PROK.” On November 11, 2026, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $1.13 per share.

Sales of shares of our Class A common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent on a best efforts basis and use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate up to 3.0% of the gross sales price per share of Class A common stock sold under the Sales Agreement. In connection with the sale of shares of Class A common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to Jefferies. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our Class  A common stock involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-7 of this prospectus and the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is November 12, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer shares of our Class A common stock having an aggregate offering price of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and Jefferies has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of shares of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before investing in shares of our Class A common stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor Jefferies have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Jefferies is not, offering to sell, and seeking offers to buy, shares of our Class A common stock in any jurisdictions where such offers and sales are not permitted. The distribution of this prospectus and the offering of shares of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of Class A common stock to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while management is responsible for the accuracy of such information and believes that information contained in the industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus, including the documents incorporated by reference herein, includes statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page S-7 of this prospectus and described in described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as well as the subsequent documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Information.”

As used in this prospectus, unless the context indicates or otherwise requires, “our Company”, “the Company”, “ProKidney”, “we”, “us”, and “our” refer to ProKidney Corp., a Delaware corporation, and its consolidated subsidiaries.

All trademarks, trade names and service marks included in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About ProKidney Corp.

We are a late clinical-stage biotechnology company pioneering the development of rilparencel, a first-in-class autologous cell therapy designed to preserve kidney function in patients with advanced chronic kidney disease (“CKD”) and diabetes. Our approach seeks to redefine the treatment of CKD by shifting the emphasis from managing kidney failure to preserving kidney function. Our lead product candidate, rilparencel, is being evaluated in the ongoing Phase 3 REGEN-006 (PROACT 1) clinical study in patients with advanced CKD and type 2 diabetes.

Rilparencel comprises autologous Selected Renal Cells (“SRC”) prepared from a patient’s own kidney cells. The SRC are formulated as rilparencel and reinjected into the patient’s kidneys through a minimally invasive outpatient procedure. Rilparencel does not require preconditioning or immunosuppression.

We have completed several Phase 2 clinical studies of rilparencel in patients with advanced CKD. Rilparencel has received Regenerative Medicine Advanced Therapy designation from the U.S. Food and Drug Administration, which is intended to expedite the development and review of promising regenerative medicine therapies. To date, rilparencel was generally well tolerated across Phase 2 clinical studies.

Since our inception, we have devoted substantially all of our resources to organizing and staffing our company, business and scientific planning, conducting discovery and research activities, establishing and protecting our intellectual property portfolio, developing and progressing rilparencel, raising capital, sponsoring clinical trials, establishing arrangements with third parties for the manufacture of component materials, and providing general and administrative support for these operations. We do not have any product candidates approved for sale and have not generated any revenue from product sales.

Corporate History and Information

Prior to July 11, 2022, we were a blank check company registered under the laws of the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We entered into a business combination agreement, dated as of January 18, 2022 with ProKidney LP (“PKLP”) (the “Business Combination”). As a result of the closing (the “Closing”) of the Business Combination, our name was changed from Social Capital Suvretta Holdings Corp. III to ProKidney Corp. We are organized in an umbrella partnership-C corporation structure. Prior to the Domestication and the consummation of the Restructuring, the Company’s direct assets consisted of common units in PKLP and all of the issued and outstanding equity interests of ProKidney Corp. GP Limited, which became the general partner of PKLP upon the Closing. As a result of the Restructuring, the Company’s direct assets consist of common units in ProKidney Holdings, LLC, a Delaware limited liability company (“ProKidney Holdings”). Substantially all of the operating assets and business of the Company are held or conducted indirectly through ProKidney Holdings.

Effective July 1, 2025, we completed a domestication process through which we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”). In connection with and subsequent to the Domestication, we also entered into a series of other transactions to both change the jurisdiction of incorporation of our foreign subsidiaries to the State of Delaware and streamline our operating subsidiaries from a tax perspective (collectively, the “Restructuring”).

Prior to the closing of the Domestication, PKLP contributed substantially all of its assets to a newly formed subsidiary, ProKidney Holdings, and PKLP made a liquidating distribution of its limited liability company interests in ProKidney Holdings to its partners, including us. Following the Domestication, ProKidney, a wholly owned subsidiary of ProKidney Holdings and a Cayman Islands exempted company (“ProKidney-KY”), underwent a series of transactions to move its assets to Delaware through a reregistration of ProKidney-KY to a Cayman Islands limited liability company and then the domestication of such Cayman Islands limited liability company to Delaware as a Delaware limited liability company named ProKidney IPCo, LLC.

Our corporate headquarters are located at 2000 Frontis Plaza Boulevard, Suite 250, Winston-Salem, North Carolina 27103 and our telephone number is (336) 999-7019. We maintain a website at www.prokidney.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Shares of Class A common stock offered by us:	Shares of Class A common stock having an aggregate offering price of up to $200,000,000.

Plan of Distribution:	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for shares of our Class A common stock through our sales agent, Jefferies. See “Plan of Distribution” on page S-16 of this prospectus.

Common stock to be outstanding immediately after this offering:	382,707,339 shares of our Class A common stock (as more fully described in the notes following this table), assuming sales of 176,991,150 shares at an offering price of $1.13 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on November 11, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Use of Proceeds:	We intend to use the net proceeds from this offering, if any, for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. See “Use of Proceeds.”

Risk Factors:	Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our Class A common stock.

Nasdaq Capital Market symbol:	“PROK”

The number of shares of our Class A common stock to be outstanding after this offering as shown above is based on an aggregate of 205,716,189 shares of our Class A common stock outstanding as of June 30, 2026 and excludes:

•	17,500,000 shares of Class B common stock issuable upon the vesting of earnout restricted stock rights as of June 30, 2026;

•	39,826,692 shares of Class A common stock issuable upon the exercise of options outstanding as of June 30, 2026, at a weighted average exercise price of $3.18 per share;

•	30,966,448 shares of Class A common stock reserved for future issuance under the ProKidney Corp. 2022 Incentive Equity Plan (the “2022 Plan”) as of June 30, 2026; and

•	96,596,315 shares of Class A common stock reserved and issuable upon conversion of 96,596,315 shares of Class B common stock outstanding as of June 30, 2026.

Except as otherwise indicated, all information in this prospectus assumes no exercise of outstanding stock options or settlement of unvested restricted stock units or rights described above and no conversion of the Class B common stock described above.

RISK FACTORS

Investing in shares of our Class A common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of shares of our Class A common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to This Offering and Our Class A Common Stock

If you purchase shares of Class A common stock in this offering, you will incur immediate dilution of your investment.

The public offering price of shares of our Class A common stock is substantially higher than the net tangible book value per share of shares of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after giving effect to this offering. If you purchase shares of our Class A common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $0.26 per share, assuming that an aggregate of 176,991,150 shares of Class A common stock are sold at a price of $1.13 per share, the last reported sale price of shares of our Class A common stock on the Nasdaq Capital Market on November 11, 2026, for aggregate gross proceeds of $200,000,000, and after deducting estimated sales agent commissions and offering expenses payable by us. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.” In addition, in the past, we have issued options to acquire shares of Class A common stock at prices significantly below the offering price. To the extent these outstanding options, or options we grant after the date of the prospectus, are ultimately exercised, you will incur additional dilution.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

Because we do not anticipate paying any cash dividends on shares of our Class A common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on shares of our Class A common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of shares of our Class A common stock will provide a return to stockholders.

The market price of shares of our Class A common stock is likely to be highly volatile, and our stockholders may lose some or all of their investment.

The market price of shares of our Class A common stock is likely to be highly volatile, including in response to factors that are beyond our control. The stock market in general experiences extreme price and volume fluctuations. In particular, the market prices of securities of pharmaceutical and biotechnology companies are extremely volatile, and experience fluctuations that are often unrelated or disproportionate to the operating performance of these companies. These broad and sector-specific market fluctuations can result in extreme fluctuations in the price of shares of our Class A common stock, regardless of our operating performance, and can cause our stockholders to lose some or all of their investment in the Company.

We may incur significant costs from class action litigation due to share volatility.

Our share price may fluctuate for many reasons, including as a result of public announcements regarding the progress of our development efforts or the development efforts of our collaborators and/or competitors, the addition or departure of our key personnel, variations in our quarterly operating results and changes in market valuations of pharmaceutical and biotechnology companies. Holders of shares which have experienced significant price and trading volatility have occasionally brought securities class action litigation against the companies that issued the shares. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management, which could harm our business.

Sales of additional shares of Class A common stock could cause the price of shares of our Class A common stock to decline.

Sales of substantial amounts of shares of our Class A common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of shares of Class A common stock upon exercise of outstanding options, or the perception that such sales could occur, could adversely affect the price of shares of our Class A common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for shares of our Class A common stock may depend in part on the research and reports that securities or industry analysts publish about us or our business. If too few securities or industry analysts cover our company, the trading price for shares of our Class A common stock would likely be negatively impacted. If one or more of the analysts who cover us downgrade shares of our Class A common stock or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for shares of our Class A common stock could decrease, which might cause our share price and trading volume to decline.

The actual number of shares of Class A common stock we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares of Class A common stock that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of shares of our Class A common stock during the sales period and limits we set with Jefferies. Because the price per share of Class A common stock sold will fluctuate based on the market price of shares of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares of Class A common stock that will be ultimately issued.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•	our ability to maintain the listing of our Class A common stock on Nasdaq and the continued inclusion of our Class A common stock in various market indices;

•	our ability to manage our growth effectively;

•	the success, cost and timing of our product development activities, including our clinical trials;

•	the potential attributes and benefits of our product candidates, and if approved, our products;

•	our ability to manufacture rilparencel, our lead product candidate;

•	our ability to obtain and maintain regulatory clearance or approval for our products, and any related restrictions and limitations of any cleared or approved product;

•	our ability to identify, in-license or acquire additional technology;

•	our ability to maintain our existing license, manufacturing and supply agreements;

•	our reliance on third parties to conduct, supervise and monitor a certain portion of our research and nonclinical testing and clinical trials for rilparencel;

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our ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products, if approved, and our ability to serve those markets, either alone or in partnership with others;

•	changes in applicable laws or regulations;

•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•	our ability to raise financing in the future;

•	our ability to continue as a going concern;

•	our financial performance;

•	our intellectual property rights;

•	security breaches with respect to computer systems;

•	economic downturns, geopolitical conflict and political and market conditions beyond our control;

•	the anticipated use of proceeds from this offering, if any; and

•	other factors detailed under the section titled “Risk Factors.”

You should refer to the section titled “Risk Factors” of this prospectus and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock under this prospectus having aggregate sales proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our sales agreement with Jefferies as a source of financing.

We intend to use the net proceeds from this offering, if any, for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research, preclinical and clinical development programs, whether we are able to enter into future collaborations, and any unforeseen delays or cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue these planned trials and activities or other development activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing securities, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not paid any cash dividends on shares of our Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

DILUTION

If you invest in shares of our Class A common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share in this offering and the as adjusted net tangible book value per share immediately after this offering.

As of June 30, 2026, our historical net tangible book value was approximately $222.8 million, or $0.74 per share of common stock. Historical net tangible book value per share is equal to the amount of our total tangible assets less our total liabilities, divided by 302,312,504, the combined number of Class A common stock and Class B common stock outstanding as of June 30, 2026.

After giving effect to the assumed sale of shares of our Class A common stock in the aggregate amount of $200,000,000 at an assumed offering price of $1.13 per share, the last reported sale price of shares of our Class A common stock on the Nasdaq Capital Market on November 11, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $417,763,953 million, or $0.87 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.13 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.26 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of shares of our Class A common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$1.13
Historical net tangible book value per share as of June 30, 2026	$0.74
Increase in net tangible book value per share attributable to the offering	0.13

As adjusted net tangible book value per share after giving effect to this offering		0.87

Dilution in net tangible book value per share to investors participating in this offering		$0.26

The table above assumes for illustrative purposes that an aggregate of 176,991,150 shares of Class A common stock are sold during the term of the sales agreement with Jefferies at a price of $1.13 per share, the last reported sale price of shares of our Class A common stock on the Nasdaq Capital Market on November 11, 2026, for aggregate gross proceeds of $200,000,000. The shares subject to the sales agreement with Jefferies are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.13 per share shown in the table above, assuming all of shares of our Class A common stock in the aggregate amount of $200,000,000 during the term of the sales agreement with Jefferies is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.05 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.08 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.13 per share shown in the table above, assuming all of shares of our Class A common stock in the aggregate amount of $200,000,000 during the term of the sales agreement with Jefferies is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.23 per share and would result in an accretion in net tangible book value per share to new investors in this offering of $0.10 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our Class A common stock to be outstanding after this offering as shown above is based on an aggregate of 205,716,189 shares of our Class A common stock outstanding as of June 30, 2026 and excludes:

•	17,500,000 shares of Class B common stock issuable upon the vesting of earnout restricted stock rights as of June 30, 2026;

•	39,826,692 shares of Class A common stock issuable upon the exercise of options outstanding as of June 30, 2026, at a weighted average exercise price of $3.18 per share;

•	30,966,448 shares of Class A common stock reserved for future issuance under the 2022 Plan as of June 30, 2026; and

•	96,596,315 shares of Class A common stock reserved and issuable upon conversion of 96,596,315 shares of our Class B common stock outstanding as of June 30, 2026.

Except as otherwise indicated, all information in this prospectus assumes no exercise of outstanding stock options or settlement of unvested restricted stock units or rights described above and no conversion of the Class B common stock described above.

To the extent that any shares are issued upon the exercise of outstanding options, the vesting of outstanding restricted stock units or earnout restricted stock rights, or otherwise pursuant to any grants made in the future under our 2022 Plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $200,000,000 of shares of our Class A common stock from time to time through Jefferies acting as agent. Sales of shares of our Class A common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of our Class A common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell shares of our Class A common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of shares of our Class A common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our Class A common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $0.4 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which shares of our Class A common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of our Class A common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of shares of our Class A common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of Class A common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Our Class A common stock is listed on the Nasdaq Capital Market and trades under the symbol “PROK.” The transfer agent of our Class A common stock is Continental Stock Transfer & Trust Company.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus electronically.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the securities offered in this prospectus. Jefferies LLC is being represented in this offering by Paul Hastings LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.prokidney.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 10, 2026, respectively;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2026 that are deemed “filed” with the SEC under the Exchange Act;

•	our Current Reports on Form 8-K, filed with the SEC on February 2, 2026, May 15, 2026, May 29, 2026, October 29, 2026 and November 9, 2026;

•

the description of our Class  A common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report, performance graph and the certifications of our chief executive officer and chief financial officer required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (included in or accompanying our latest Annual Report on Form 10-K incorporated by reference herein) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

ProKidney Corp.

c/o 2000 Frontis Plaza Blvd, Suite 250

Winston-Salem, NC 27103

Attn: Secretary

Telephone: (336) 999-7028

You may also access these documents on our website, http://www.prokidney.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $200,000,000

Class A Common Stock

PROSPECTUS

Jefferies

November 12, 2026